U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2004

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 2, 2004, ACAS Business Loan Trust 2004-1 (the “Trust”), a wholly owned affiliate of American Capital Strategies, Ltd. (“American Capital”), issued $410 million of investment grade notes secured by $500 million of senior and subordinated business loans originated by American Capital and contributed to the Trust. The private placement note offering to investors consisted of $304 million Class A notes, $34 million Class B notes and $74 million Class C notes. American Capital retained $50 million of Class D notes and $40 million of Class E notes. In connection with the private placement note offering, American Capital and/or the Trust entered into the following agreements: (i) a Transfer and Servicing Agreement by and among the Trust as the issuer, ACAS Business Loan LLC, 2004-1 as the trust depositor, American Capital as servicer and Wells Fargo Bank, National Association (“Wells Fargo”) as indenture trustee and backup servicer; (ii) an Indenture, by and between the Trust as the issuer and Wells Fargo solely in its capacity as indenture trustee; (iii) the ACAS Transfer Agreement between American Capital as originator and ACAS Business Loan LLC, 2004-1 as the trust depositor; and (iv) a Purchase Agreement, by and among American Capital and Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Harris Nesbitt Corp., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., as the initial purchasers and Wachovia Capital Markets, LLC as the lead manager.

Subject to the terms and conditions set forth in the Transfer and Servicing Agreement, American Capital will remain as servicer of the loans that were contributed to the Trust. The Class A notes have an interest rate of 2.66% per year for the first payment date of January 25, 2005 (the “First Payment Date”) and, thereafter, an interest rate of LIBOR plus 0.32% per year; the Class B notes have an interest rate of 2.84% per year for the First Payment Date and, thereafter, an interest rate of LIBOR plus 0.50% per year; and the Class C Notes have an interest rate of 3.34% per year for the First Payment Date and, thereafter, an interest rate of LIBOR plus 1.00% per year. The Class A notes, the Class B notes and the Class C notes mature on October 25, 2017. The notes are secured by the assets of the Trust and contain customary default provisions.

Affiliates of each of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Harris Nesbitt Corp. and BB&T Capital Markets have also performed investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses. In addition, affiliates of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Harris Nesbitt Corp., and BB&T Capital Markets may, from time to time, engage in transactions or perform services for American Capital in the ordinary course of their business.

On December 2, 2004, American Capital issued a press release announcing the completion of the asset securitization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit

3.1	Form of Certificate of Formation of ACAS Business Loan LLC, 2004-1.

3.2	Limited Liability Operating Agreement of ACAS Business Loan LLC, 2004-1 by American Capital Strategies, Ltd., William Holloran and Evelyne S. Steward, dated November 19, 2004.

3.3	Form of Certificate of Trust of ACAS Business Loan Trust 2004-1.

3.4	Trust Agreement among ACAS Business Loan LLC, 2004-1, Wachovia Bank Of Delaware, National Association and American Capital Strategies, Ltd., dated November 22, 2004.

4.1	Indenture by and between ACAS Business Loan Trust 2004-1 and Wells Fargo Bank, National Association, dated December 2, 2004.

10.1	Purchase Agreement by and among American Capital Strategies, Ltd., Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Harris Nesbitt Corp., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Wachovia Capital Markets, LLC, dated November 22, 2004.

10.2	Transfer and Servicing Agreement by and among American Capital Strategies, Ltd., ACAS Business Loan Trust 2004-1, ACAS Business Loan LLC, 2004-1 and Wells Fargo Bank, National Association, dated December 2, 2004.

10.3	ACAS Transfer Agreement between American Capital Strategies, Ltd. and ACAS Business Loan LLC, 2004-1, dated December 2, 2004.

99.1	American Capital Strategies, Ltd. December 2, 2004 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: December 8, 2004	By:	/s/ JOHN R. ERICKSON
John R. Erickson Executive Vice President, Chief Financial Officer and Secretary

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